Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2020 Fourth Quarter and Full Year Results
Fourth Quarter Recurring Revenue Increases 4.4% Year Over Year;
2021 Financial Outlook will be Provided on Earnings Conference Call
Charleston, S.C. (February 8, 2021) - Blackbaud (NASDAQ: BLKB), the world's leading cloud software company powering social good, today announced financial results for its fourth quarter and full year ended December 31, 2020.
"We finished the year strong with fourth quarter results that showcase our ability to operationally scale through a balance of revenue growth and significantly improved profitability, and I want to say thank you to our employees for stepping up in a big way this year to support each other, our customers, our communities and Blackbaud," said Mike Gianoni, president and CEO, Blackbaud. "Without a doubt, 2020 tested the industry and underscored the resiliency of our over 45,000 customers as they serve such a critical role in solving the challenges we face as a society. This past year put a spotlight on the need for digital capabilities as social good organizations worked to pivot their own operations and strategic roadmaps to ensure they continue to deliver on their missions in the current environment. Looking ahead to 2021, I'm increasingly optimistic about the opportunity in front of us. We are already underway executing against our own strategic plan that will move us further toward our long-term aspirational goal of achieving the Rule of 40 through a balance of revenue growth and improved profitability, and we believe our fourth quarter results are a solid early indicator that over time this goal is within our reach."
Fourth Quarter 2020 Results Compared to Fourth Quarter 2019 Results:
•Total GAAP revenue was $242.6 million, up 2.0%, with $229.5 million in GAAP recurring revenue, up 4.4%.
•Total non-GAAP revenue was $242.6 million, up 1.9%, with $229.5 million in non-GAAP recurring revenue, up 4.3%.
•Non-GAAP organic recurring revenue increased 4.3%.
•GAAP loss from operations was $0.9 million, with GAAP operating margin of (0.4)%, a decrease of 190 basis points.
•Non-GAAP income from operations was $58.3 million, with non-GAAP operating margin of 24.0%, an increase of 910 basis points.
•GAAP net loss was $13.6 million, with GAAP diluted loss per share of $0.28, down $0.31 per share.
•Non-GAAP net income was $42.0 million, with non-GAAP diluted earnings per share of $0.85, up $0.34 per share.
•Non-GAAP adjusted EBITDA was $68.9 million, up $25.2 million, with non-GAAP adjusted EBITDA margin of 28.4%.
•Non-GAAP free cash flow was $24.8 million, a decrease of $21.3 million.
"Strong performance in year-end giving for many of our customers drove record transaction volumes and highlights the resilience of the market as we head into 2021," said Tony Boor, executive vice president and CFO. "Our early cost actions in response to the pandemic allowed us to continue making critical investments in the business in areas like engineering, security, our continued shift of cloud infrastructure to third party cloud service providers, and the maturation of our go-to-market strategy. We have a significant opportunity to leverage investments in digital marketing to reduce our customer acquisition cost and increase our sales velocity, ultimately driving a more scalable and cost-effective go-to-market model. As we plan for a more flexible future of work at Blackbaud, we're exiting the year having reduced our real estate footprint by roughly half, which drove approximately $16 million of one-time

PRESS RELEASE
expense reflected in our non-GAAP adjustments and a cash outlay of $20 million in the quarter. This is expected to generate substantial cost savings going forward. In light of our heightened focus on operational efficiency and flexible workforce strategy going forward, we also revisited elements of     our tax planning strategy and wrote off certain tax assets resulting in an increase in our effective tax rate for the fourth quarter that will not repeat in 2021. This tax impact is also reflected in our non-GAAP adjustments for the quarter. Looking ahead, there are significant opportunities in front of us to strengthen the business and elevate our financial profile, and we believe that steady execution against the Rule of 40 financial framework, paired with our updated capital deployment strategy, will drive substantial shareholder value."
Recent Company Highlights

•Blackbaud invites members of the investment community to attend a virtual investor session on March 25, 2021.
•Furthering the company’s commitment to social good, Blackbaud launches a formal Environmental, Social and Governance (ESG) program.
•Blackbaud announced long-term financial goals and strategic outlook in December 2020.
•In November 2020, the board of directors of Blackbaud reauthorized and expanded the company's existing share repurchase program to $250 million. Through January 31, 2021 Blackbaud has repurchased approximately 1.2 million shares of its common stock at a total cost of $69.0 million.
•Blackbaud launches an updated marketplace, delivering increased innovation to social good organizations.
•Colleges and universities rely on Blackbaud’s Cloud Solution for Higher Education to drive efficiency, increase revenue and deepen engagement during the pandemic.
•Blackbaud celebrates the ninth annual GivingTuesday, virtually ringing the opening bell at Nasdaq and amplifying stories of its customers’ impact during the pandemic.
•Through corporate social responsibility initiatives, Blackbaud supports community needs during COVID-19.
•Blackbaud named to Built In’s list of 100 Best Places to Work in Austin for the third year in a row.

Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.

Full-Year 2020 Results Compared to Full-Year 2019 Results:
•Total GAAP revenue was $913.2 million, up 1.4%, with $850.7 million in GAAP recurring revenue, up 2.3%.
•Total non-GAAP revenue was $913.2 million, up 1.2%, with $850.7 million in non-GAAP recurring revenue, up 2.1%.
•Non-GAAP organic recurring revenue increased 2.1%.
•GAAP income from operations was $37.2 million, with GAAP operating margin of 4.1%, an increase of 110 basis points.
•Non-GAAP income from operations was $194.8 million, with non-GAAP operating margin of 21.3%, an increase of 450 basis points.
•GAAP net income was $7.7 million, with GAAP diluted earnings per share of $0.16, down $0.09.
•Non-GAAP net income was $143.3 million, with non-GAAP diluted earnings per share of $2.94, up $0.70.
•Non-GAAP adjusted EBITDA was $241.9 million, up $53.1 million, with non-GAAP adjusted EBITDA margin of 26.5%.
•Non-GAAP free cash flow was $76.1 million, a decrease of $48.0 million.

PRESS RELEASE
An explanation of all non-GAAP financial measures referenced in this press release is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Conference Call Details
What:    Blackbaud's Fourth Quarter and Full Year 2020 Conference Call
When:    February 9, 2021
Time:     8:00 a.m. (Eastern Time)
Live Call:     1-877-407-3088 (US/Canada)
Webcast:    Blackbaud's Investor Relations Webpage

About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, higher education institutions, K–12 schools, healthcare organizations, faith communities, arts and cultural organizations, foundations, companies and individual change agents—Blackbaud connects and empowers organizations to increase their impact through cloud software, services, expertise and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility, school management, ticketing, grantmaking, financial management, payment processing and analytics. Serving the industry for nearly four decades, Blackbaud is headquartered in Charleston, South Carolina, and has operations in the United States, Australia, Canada, Costa Rica and the United Kingdom. For more information, visit www.blackbaud.com, or follow us on Twitter, LinkedIn, Instagram, and Facebook.

Investor Contact:	Media Contact:
Steve Hufford	media@blackbaud.com
Director, Investor Relations
IR@blackbaud.com

Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: the predictability of our financial condition and results of operations. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; the security of our data and that of our customers; uncertainty regarding the COVID-19 disruption; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

PRESS RELEASE
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP recurring revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud has acquired businesses whose net tangible assets include deferred revenue. In accordance with GAAP reporting requirements, Blackbaud recorded write-downs of deferred revenue to fair value, which resulted in lower recognized revenue. Both on a quarterly and year-to-date basis, the revenue for the acquired businesses is deferred and typically recognized over a one-year period, so Blackbaud's GAAP revenues for the one-year period after the acquisitions will not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP measures described above reverse the acquisition-related deferred revenue write-downs so that the full amount of revenue booked by the acquired companies is included, which Blackbaud believes provides a more accurate representation of a revenue run-rate in a given period. In addition to reversing write-downs of acquisition-related deferred revenue, non-GAAP financial measures discussed above exclude the impact of certain items that Blackbaud believes are not directly related to its performance in any particular period, but are for its long-term benefit over multiple periods.
In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis and non-GAAP organic recurring revenue growth, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes the non-GAAP revenue attributable to those companies, as if there were no acquisition-related write-downs of acquired deferred revenue to fair value as required by GAAP. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate
Rule of 40 is defined as non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. Non-GAAP adjusted EBITDA is defined as GAAP net income plus interest, net; income tax provision; depreciation; amortization of intangible assets from business combinations; amortization of software development costs; acquisition-related deferred revenue write-down; stock-based compensation; acquisition-related integration costs; acquisition-related expenses; employee severance; and restructuring and other real estate activities.
Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment.
Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that these non-GAAP financial measures reflect Blackbaud's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. In addition, Blackbaud believes that the use of these non-GAAP financial measures provides additional information for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to differences in the exact method of calculation between companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared

PRESS RELEASE
in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Blackbaud, Inc.
Consolidated Balance Sheets
(Unaudited)

(dollars in thousands)	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$35,750	$31,810
Restricted cash	609,219	545,485
Accounts receivable, net of allowance of $10,292 and $5,529 at December 31, 2020 and December 31, 2019, respectively	95,404	88,868
Customer funds receivable	321	524
Prepaid expenses and other current assets	78,366	67,852
Total current assets	819,060	734,539
Property and equipment, net	105,177	35,546
Operating lease right-of-use assets	22,671	104,400
Software development costs, net	111,827	101,302
Goodwill	635,854	634,088
Intangible assets, net	277,506	317,895
Other assets	72,639	65,193
Total assets	$2,044,734	$1,992,963
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$27,836	$47,676
Accrued expenses and other current liabilities	52,228	73,317
Due to customers	608,264	546,009
Debt, current portion	12,840	7,500
Deferred revenue, current portion	312,236	314,335
Total current liabilities	1,013,404	988,837
Debt, net of current portion	518,193	459,600
Deferred tax liability	54,086	44,594
Deferred revenue, net of current portion	4,678	1,802
Operating lease liabilities, net of current portion	17,357	95,624
Other liabilities	10,866	5,742
Total liabilities	1,618,584	1,596,199
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 60,904,638 and 60,206,091 shares issued at December 31, 2020 and December 31, 2019, respectively	61	60
Additional paid-in capital	544,963	457,804
Treasury stock, at cost; 12,054,268 and 11,066,354 shares at December 31, 2020 and December 31, 2019, respectively	(353,091)	(290,665)
Accumulated other comprehensive loss	(2,497)	(5,290)
Retained earnings	236,714	234,855
Total stockholders’ equity	426,150	396,764
Total liabilities and stockholders’ equity	$2,044,734	$1,992,963

Blackbaud, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended December 31,		Years ended December 31,
	2020	2019	2020	2019
Revenue
Recurring	$229,516	$219,820	$850,745	$831,609
One-time services and other	13,090	18,019	62,474	68,814
Total revenue	242,606	237,839	913,219	900,423
Cost of revenue
Cost of recurring	104,509	98,975	369,681	357,988
Cost of one-time services and other	15,067	17,562	58,384	60,436
Total cost of revenue	119,576	116,537	428,065	418,424
Gross profit	123,030	121,302	485,154	481,999
Operating expenses
Sales, marketing and customer success	50,613	58,189	209,762	224,152
Research and development	27,491	25,860	100,146	106,164
General and administrative	45,023	28,857	134,852	113,414
Amortization	696	2,085	2,915	5,316
Restructuring	57	2,725	236	5,808
Total operating expenses	123,880	117,716	447,911	454,854
Income from operations	(850)	3,586	37,243	27,145
Interest expense	(5,238)	(4,385)	(17,287)	(20,618)
Other (expense) income, net	(584)	(463)	1,658	4,058
(Loss) income before provision (benefit) for income taxes	(6,672)	(1,262)	21,614	10,585
Income tax provision (benefit)	6,949	(2,586)	13,897	(1,323)
Net (loss) income	$(13,621)	$1,324	$7,717	$11,908
(Loss) earnings per share
Basic	$(0.28)	$0.03	$0.16	$0.25
Diluted	$(0.28)	$0.03	$0.16	$0.25
Common shares and equivalents outstanding
Basic weighted average shares	48,190,388	47,777,635	48,184,714	47,695,383
Diluted weighted average shares	48,190,388	48,572,575	48,696,341	48,312,271
Other comprehensive income (loss)
Foreign currency translation adjustment	6,525	7,962	4,571	2,641
Unrealized (loss) gain on derivative instruments, net of tax	(150)	413	(1,778)	(2,821)
Total other comprehensive income (loss)	6,375	8,375	2,793	(180)
Comprehensive (loss) income	$(7,246)	$9,699	$10,510	$11,728

Blackbaud, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Years ended December 31,
(dollars in thousands)	2020	2019
Cash flows from operating activities
Net income	$7,717	$11,908
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	92,735	85,693
Provision for credit losses and sales returns	13,230	8,725
Stock-based compensation expense	87,257	58,633
Deferred taxes	8,837	(3,600)
Amortization of deferred financing costs and discount	781	752
Other non-cash adjustments	2,958	4,906
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(18,414)	(6,569)
Prepaid expenses and other assets	22,568	6,383
Trade accounts payable	(19,997)	12,900
Accrued expenses and other liabilities	(49,232)	(9,718)
Deferred revenue	(485)	12,464
Net cash provided by operating activities	147,955	182,477
Cash flows from investing activities
Purchase of property and equipment	(29,690)	(11,492)
Capitalized software development costs	(42,157)	(46,874)
Purchase of net assets of acquired companies, net of cash and restricted cash acquired	—	(109,353)
Other investing activities	—	500
Net cash used in investing activities	(71,847)	(167,219)
Cash flows from financing activities
Proceeds from issuance of debt	748,500	424,000
Payments on debt	(747,563)	(344,500)
Debt issuance costs	(4,586)	—
Employee taxes paid for withheld shares upon equity award settlement	(21,425)	(23,781)
Proceeds from exercise of stock options	4	7
Change in due to customers	61,214	77,793
Change in customer funds receivable	138	1,301
Purchase of treasury stock	(41,001)	—
Dividend payments to stockholders	(5,960)	(23,607)
Net cash (used in) provided by financing activities	(10,679)	111,213
Effect of exchange rate on cash, cash equivalents and restricted cash	2,245	978
Net increase in cash, cash equivalents and restricted cash	67,674	127,449
Cash, cash equivalents and restricted cash, beginning of year	577,295	449,846
Cash, cash equivalents and restricted cash, end of year	$644,969	$577,295
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	December 31, 2020	December 31, 2019
Cash and cash equivalents	$35,750	$31,810
Restricted cash	609,219	545,485
Total cash, cash equivalents and restricted cash in the statement of cash flows	$644,969	$577,295

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended December 31,		Years ended December 31,
	2020	2019	2020	2019
GAAP Revenue	$242,606	$237,839	$913,219	$900,423
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	—	241	—	1,932
Non-GAAP revenue	$242,606	$238,080	$913,219	$902,355

GAAP gross profit	$123,030	$121,302	$485,154	$481,999
GAAP gross margin	50.7%	51.0%	53.1%	53.5%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	—	241	—	1,932
Add: Stock-based compensation expense	6,251	817	13,374	3,366
Add: Amortization of intangibles from business combinations	9,133	10,799	38,968	44,769
Add: Employee severance	94	87	907	1,221
Subtotal	15,478	11,944	53,249	51,288
Non-GAAP gross profit	$138,508	$133,246	$538,403	$533,287
Non-GAAP gross margin	57.1%	56.0%	59.0%	59.1%

GAAP (loss) income from operations	$(850)	$3,586	$37,243	$27,145
GAAP operating margin	(0.4)%	1.5%	4.1%	3.0%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	—	241	—	1,932
Add: Stock-based compensation expense	32,701	15,012	87,257	58,633
Add: Amortization of intangibles from business combinations	9,829	12,884	41,883	50,085
Add: Employee severance	282	765	4,875	4,425
Add: Acquisition-related integration costs	(16)	189	(134)	2,395
Add: Acquisition-related expenses	65	132	353	1,162
Add: Restructuring and other real estate activities	16,273	2,725	23,290	5,808
Subtotal	59,134	31,948	157,524	124,440
Non-GAAP income from operations	$58,284	$35,534	$194,767	$151,585
Non-GAAP operating margin	24.0%	14.9%	21.3%	16.8%

GAAP (loss) income before provision (benefit) for income taxes	$(6,672)	$(1,262)	$21,614	$10,585
GAAP net (loss) income	$(13,621)	$1,324	$7,717	$11,908

Shares used in computing GAAP diluted (loss) earnings per share	48,190,388	48,572,575	48,696,341	48,312,271
GAAP diluted (loss) earnings per share	$(0.28)	$0.03	$0.16	$0.25

Non-GAAP adjustments:
Add: GAAP income tax provision (benefit)	6,949	(2,586)	13,897	(1,323)
Add: Total non-GAAP adjustments affecting income from operations	59,134	31,948	157,524	124,440
Non-GAAP income before provision for income taxes	52,462	30,686	179,138	135,025
Assumed non-GAAP income tax provision(1)	10,492	6,137	$35,827	$27,005
Non-GAAP net income	$41,970	$24,549	$143,311	$108,020

Shares used in computing non-GAAP diluted earnings per share	49,097,084	48,572,575	48,696,341	48,312,271
Non-GAAP diluted earnings per share	$0.85	$0.51	$2.94	$2.24
(1)Blackbaud applies a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended December 31,		Years ended December 31,
	2020	2019	2020	2019
GAAP revenue	$242,606	$237,839	$913,219	$900,423
GAAP revenue growth	2.0%		1.4%
Add: Non-GAAP acquisition-related revenue(1)	—	241	—	1,932
Non-GAAP organic revenue(2)	$242,606	$238,080	$913,219	$902,355
Non-GAAP organic revenue growth	1.9%		1.2%

Non-GAAP organic revenue(2)	$242,606	$238,080	$913,219	$902,355
Foreign currency impact on non-GAAP organic revenue(3)	(742)	—	780	—
Non-GAAP organic revenue on constant currency basis(3)	$241,864	$238,080	$913,999	$902,355
Non-GAAP organic revenue growth on constant currency basis	1.6%		1.3%

GAAP recurring revenue	$229,516	$219,820	$850,745	$831,609
GAAP recurring revenue growth	4.4%		2.3%
Add: Non-GAAP acquisition-related revenue(1)	—	241	—	1,932
Non-GAAP organic recurring revenue	$229,516	$220,061	$850,745	$833,541
Non-GAAP organic recurring revenue growth	4.3%		2.1%
(1)Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period, and it includes the non-GAAP revenue from the acquisition-related deferred revenue write-down attributable to those companies.
(2)Non-GAAP organic revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.
(3)To determine non-GAAP organic revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and EURO.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended December 31,		Years ended December 31,
	2020	2019	2020	2019
GAAP net income	$(13,621)	$1,324	$7,717	$11,908
Non-GAAP adjustments:
Add: Interest, net	4,976	4,009	15,627	17,816
Add: GAAP income tax provision (benefit)	6,949	(2,586)	13,897	(1,323)
Add: Depreciation(1)	3,731	3,706	14,589	14,979
Add: Amortization of intangibles from business combinations	9,829	12,884	41,883	50,085
Add: Amortization of software development costs(2)	7,712	5,265	32,540	20,999
Subtotal	33,197	23,278	118,536	102,556
Non-GAAP EBITDA	$19,576	$24,602	$126,253	$114,464
Non-GAAP EBITDA margin	8.1%		13.8%

Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	—	241	—	1,932
Add: Stock-based compensation expense	32,701	15,012	87,257	58,633
Add: Employee severance	282	765	4,875	4,425
Add: Acquisition-related integration costs	(16)	189	(134)	2,395
Add: Acquisition-related expenses	65	132	353	1,162
Add: Restructuring and other real estate activities	16,273	2,725	23,290	5,808
Subtotal	49,305	19,064	115,641	74,355
Adjusted Non-GAAP EBITDA	$68,881	$43,666	$241,894	$188,819
Adjusted Non-GAAP EBITDA margin	28.4%		26.5%

Rule of 40 (3)	30.3%		27.7%
(1)During the third quarter of 2020, we reduced the estimated useful lives of our operating lease right-of-use assets for certain of our office locations we expected to exit. For these same office locations, we also reduced the estimated useful lives of certain facilities-related fixed assets, which resulted in an increase in depreciation expense. The accelerated portions of the fixed asset depreciation expense related to these activities of $3.2 million and $4.6 million for the three and twelve months ended December 31, 2020, respectively, was presented in the "Restructuring and other real estate activities" line of the reconciliation of GAAP to non-GAAP financial measures. Total depreciation expense for the three and twelve months ended December 31, 2020 was $6.9 million and $19.2 million, respectively.
(2)Includes amortization expense related to software development costs and amortization expense from capitalized cloud computing implementation costs.
(3)Measured by non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. See Non-GAAP organic revenue growth table above.

(dollars in thousands)	Years ended December 31,
	2020	2019
GAAP net cash provided by operating activities	$147,955	$182,477
Less: purchase of property and equipment	(29,690)	(11,492)
Less: capitalized software development costs	(42,157)	(46,874)
Non-GAAP free cash flow	$76,108	$124,111